UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On June 28, 2024, SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and an institutional investor (the "Holder"), entered into a warrant redemption agreement (the “Agreement”). Pursuant to the Agreement, the Company agreed to redeem all 126,330 warrants (the “Warrants”) to purchase shares of the Company's common stock, par value $0.0001 per share, owned by the Holder, that were issued by the Company to the Holder, as the holder of certain senior unsecured convertible notes (the "Notes") pursuant to a securities purchase agreement entered into on March 15, 2023, by and between the Company and the Holder (the “Purchase Agreement”) and certain letter agreements in connection therewith.

The Company agreed to pay to the Holder $3.56 per Warrant, for an aggregate redemption price of $449,734.80 (the “Redemption Amount”). The Redemption Amount consists of: (i) $100,000 paid on July 1, 2024 and (ii) $349,734.80 to be paid no later than August 27, 2024, (the “Deferred Payment Amount”). Interest will accrue on the Deferred Payment Amount at a rate of 7.00% per annum, compounded annually.

These warrants were classified as liabilities on the Company's balance sheet due to certain features that precluded equity classification. Pursuant to the Agreement, the Company and the Holder acknowledged and agreed that all covenants, indebtedness, liabilities and other obligations of the Company under or pursuant to the Purchase Agreement, the Notes and the Warrants were satisfied and discharged in full and that the Company has no further obligations, and the Holder has no further rights, relating to the Purchase Agreement, the Notes or the Warrants other than those rights and obligations that expressly survive termination of the Purchase Agreement, the Notes or the Warrants.

The foregoing summary of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Redemption Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Warrant Redemption Agreement, dated June 28, 2024, by and between SeaStar Medical Holding Corporation and an institutional investor.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	July 2, 2024	Name:	Eric Schlorff
		Title:	Chief Executive Officer